Exhibit 99




                                                           IPIX Contact:
                                                           Paul Farmer, CFO
                                                           (925)242-4002
                                                           Paul.Farmer@ipix.com


                       IPIX Corporation Raises $5 Million
                         In Private Sale of Common Stock

San Ramon, CA, April 5, 2004 - IPIX Corporation (NASDAQ: IPIX) announced today that it has entered into a private stock purchase agreement to sell common stock to certain institutional investors raising net proceeds of approximately $5 million. The agreement includes an additional investment option and is subject to customary closing conditions.

"As previously announced, all three of our business units are launching significant new products in 2004," said Don Strickland, President and CEO of IPIX. "The proceeds will provide additional support to our efforts to market, sell and develop our core technologies and products."

The proceeds are in exchange for 909,090 shares of the Company's unregistered common stock and an additional investment right to purchase 888,180 shares. The shares were sold at $5.50 per share. The additional investment rights have an exercise price of $6.05 per share. The additional investment rights are immediately exercisable and expire 90 trading days after a registration statement relating to the resale of the shares has been declared effective by the SEC. If exercised fully, the additional investment rights would provide the Company with approximately an additional $5.3 million in proceeds.

The common stock and the additional right to purchase common stock under this private transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without a registration statement or exemption from registration. The Company has agreed to file a registration statement relating to the resale of the shares. The Company's Form 8-K, to be filed with the SEC, will provide a description of this transaction and copies of the executed documents.


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About IPIX

IPIX Corporation is a leader in mission-critical imaging solutions for three core markets: 360-degree panoramic photography and movies; government and commercial video security; and self service on-line and off-line advertising. IPIX's extensive intellectual property covers patents for immersive imaging, video and surveillance applications. IPIX is headquartered in Oak Ridge, Tennessee, with co-headquarters in San Ramon, California. www.ipix.com

                                      # # #

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations.

Actual results may differ materially from those discussed in the forward-looking statements based upon a number of factors including:

   (i)    our loss of existing, or an inability to attract new customers,

   (ii)   changes in the demand for our products and services,

   (iii)  our rate of revenue growth,

   (iv)   our ability to control or affect reductions in costs,

   (v) our ability to design, manufacture and deliver high quality products in a timely fashion,

   (vi)   uncertainty regarding our ability to continue as a going concern,

   (vii) our third-party supplier's ability to deliver high quality components to us in a timely fashion,

   (viii) technological changes,

   (ix)   general economic, financial or market changes or developments and

   (x)    the conversion of our Series B Preferred Stock into common stock.

In addition, the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004 contains additional risk factors concerning the Company's plans for 2004 and its ability to generate cash flow or reduce expenses necessary to satisfy its future operating cash requirements.

Other risks and uncertainties are described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-Ks, Form 10-K/As, Form 10-Qs and Form 8-Ks (www.sec.gov).